Exhibit 10.4
DELEK US HOLDINGS, INC.
2026 LONG-TERM INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

You have been granted an Award of Performance-Based Restricted Stock Units (the “PRSUs”), each representing the right to receive one share of the Common Stock of Delek US Holdings, Inc., a Delaware corporation (the “Company”) pursuant to the Company’s 2026 Long-Term Incentive Plan (the “Plan”), on the following terms:

Name of Recipient (the “Participant”):	________________________________________
Grant Date:	________________________________________
Target Number of PRSUs:	________________________________________
Maximum Number of PRSUs:	________________________________________
Performance Period:	________________________________________
Performance Goals and Vesting Terms:
________________________________________
________________________________________
________________________________________
________________________________________
________________________________________
________________________________________
________________________________________
________________________________________
________________________________________
________________________________________

In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, spin-offs, stock dividend or similar capital adjustment, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into a different number of shares or into another class or classes or into other property or cash, the number of Target Number of PRSUs and Maximum Number of PRSUs shall be adjusted proportionately or as otherwise appropriate to reflect such event so as to preserve (without enlarging) the value of the award hereunder, with the manner of such adjustment to be determined by the Committee in its sole discretion.

This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of Common Stock (whether in the form of cash or other property).
By accepting this Award, you agree that these PRSUs are granted under and governed by the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement attached to, and made a part of, this Performance-Based Restricted Stock Unit Grant Notice. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.
The Company may, in its sole discretion, deliver any documents related to PRSUs awarded under the Plan, future PRSUs that may be awarded under the Plan and all documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

DELEK US HOLDINGS, INC.
2026 LONG-TERM INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

In addition to the terms and conditions set forth in the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”), and the Plan, the Company has granted to you the number of PRSUs set forth in the Grant Notice pursuant to the following terms and conditions of this Performance-Based Restricted Stock Unit Agreement (the “Agreement”):
1.PRSUs. PRSUs constitute an unfunded and unsecured promise of the Company to deliver to the Participant, subject to the satisfaction of the vesting conditions set forth in the Grant Notice and the other terms and conditions of this Agreement and the Plan, that number of shares of Common Stock referenced by the PRSUs. Until such delivery, the Participant shall have the rights of a general unsecured creditor of the Company with respect to the PRSUs and shall not have any rights as a stockholder of the Company such as voting rights.

2.Vesting / Forfeiture.

a.General. Except as otherwise provided herein, the Plan or any other agreement(s) between the Company and the Participant, the PRSUs shall vest according to the Grant Notice. All vesting is subject to the Participant’s continuous employment or other service with the Company or its affiliates through each applicable vesting date. The Participant shall forfeit the unvested portion of the PRSUs upon the termination of the Participant’s employment or other service with the Company or its affiliates. The Company determines whether and when your employment or other service terminates for all purposes of your PRSUs.

b.Change in Control. For purposes of this Agreement, a “Change in Control” of the Company shall have occurred only if, and only to the extent that, such event has occurred under the terms of the Participant’s employment agreement with the Company and/or its subsidiaries in effect upon the occurrence of such event, or, if no such agreement exists or contains such a definition, as defined in the Plan. Upon the occurrence of a Change in Control,

i.In the event the entity surviving the Change in Control (the “Successor”) assumes the award granted hereby, (A) solely for purposes of determining the number of PRSUs eligible for vesting, any in process Performance Period shall be deemed to have ended upon the date immediately preceding the Change in Control, (B) the number of PRSUs that shall be eligible to vest shall be (x) the Target PRSUs if less than one-half of the Performance Period has elapsed prior to the effective date of the Change in Control, or (y) the actual number of PRSUs that would have vested if the date of the Change in Control were the end of the Performance Period and the actual performance as of that date had been the actual performance for the entire Performance Period, if one-half or more of the Performance Period has elapsed prior to the effective date of the Change in Control, and (C) notwithstanding subparagraph b.ii. below, in the event the Participant’s employment with the Successor is terminated without Cause by the Successor, or for Good Reason by the Participant, prior to the expiration of the Performance Period, the number of PRSUs otherwise eligible to vest pursuant to this paragraph shall immediately vest and be released to the Participant upon the Participant’s termination of employment; or

ii.In the event the Successor does not assume the award granted hereby, the PRSUs shall vest with respect to a number of PRSUs equal to (A) the Target PRSUs if less than one-half of the Performance Period has elapsed prior to the effective date of the Change in Control, or (B) the actual number of PRSUs that would have vested if the date of the Change in Control were the end of the Performance Period and the actual performance as of that date had been the actual performance for the entire Performance Period, if one-half or more of the Performance Period has elapsed prior to the effective date of the Change in Control, and the appropriate number of PRSUs shall be vested and released in accordance herewith.

For purposes of evaluating performance for any shortened Performance Period described above, appropriate adjustments to the performance targets, performance periods and the determination of actual performance shall be made by the Committee to enable it to make appropriate comparisons with peer groups and otherwise to carry out the intent of this paragraph.

c.Termination of Employment. In the event that the Participant’s employment with the Company and/or its subsidiaries is terminated prior to the end of the Performance Period and prior to the occurrence of a Change in Control, the Participant shall forfeit the PRSUs and all of the Participant’s rights hereunder shall cease; provided, that the Committee shall have the discretion to provide for the vesting of all or a portion of the PRSUs upon or following the Participant’s termination of employment in circumstances such as Participant’s involuntary termination other than for cause, death, disability or retirement pursuant to any applicable Company policy as the Committee shall determine in its sole discretion. The Participant’s rights to the PRSUs shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee or other applicable service provider, within the discretion of the Committee, of the Company or any of its Subsidiaries.

3.[Accelerated Vesting upon Qualified Retirement. If the Participant’s employment with the Company is terminated (other than due to Cause) on or after the date the sum of Participant’s (A) age plus (B) years of service with the Company equals or exceeds sixty-five (65) (a “Qualified Retirement”), then the unvested portion of the PRSUs shall vest in full (100%) at the Target number of PRSUs that remain unvested on the date of the Qualified Retirement.]

4.Issuance / Delivery of Shares. Except as otherwise provided herein, the shares of Common Stock referenced by the vested portion of the PRSUs shall be issued and delivered to the Participant promptly following the vesting date, but in any event within the “short term deferral period” as defined under Section 409A of the Code. The Participant shall have no right to receive any dividend[, dividend equivalents] or distribution with respect to such shares if the record date for such dividend or distribution is prior to the vesting date of the PRSUs.

5.[Dividend Equivalents. The Participant shall be credited with dividend equivalents for any cash dividends paid on the number of shares of Common Stock covered by the PRSUs as a cash deferral which deferral shall be settled in cash upon vesting of the related PRSUs, subject to the same terms and conditions as such PRSUs. For the avoidance of doubt, no dividend equivalents shall be paid with respect to PRSUs that do not vest.]

6.Withholding / Consents. The delivery of shares of Common Stock represented by PRSUs is conditioned on the Participant’s satisfaction of any applicable withholding taxes in accordance with the

Plan and any other agreement(s) between the Company and the Participant. The Participant’s rights in respect of the PRSUs are conditioned on the receipt to the full satisfaction of the Company of any required consents that the Company may determine to be necessary or advisable, including, without limitation, consents to deductions from wages or other arrangements satisfactory to the Company.

7.Nontransferability. The PRSUs may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Participant to any party (other than the Company or an affiliate thereof), or assigned or transferred (collectively, “Transferred”) by the Participant other than by will or the laws of descent and distribution or to a beneficiary upon the death of the Participant. Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the PRSUs or any part of it to be Transferred in any manner and for any purpose shall be null and void and without effect upon the Company, the Participant or any other person.

8.Compliance with Law / Transfer Orders / Legends. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this Agreement unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for shares of Common Stock delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.No Employment or Other Rights. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right with respect to the continuation of his or her employment or other service with the Company or its affiliates or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Participant’s employment or other service.

10.Provisions of the Plan / Electronic Delivery. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. As a participant in the Plan, you are entitled to receive certain information regarding the Plan and its operations and such information is available to you electronically at www.401k.com. You may receive a paper copy of this information at no cost to you if you contact the Company by telephone at (615) 771-6701 or by regular United States mail at 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027. By accepting this award, you hereby consent to the electronic delivery of the Plan to you as set forth herein and acknowledge receipt of a copy of the Plan prior to your acceptance of this Award.

11.Section 409A. Settlement of these PRSUs is intended to be exempt from the application of Code Section 409A and shall be administered and interpreted in a manner that complies with such intention.

12.Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. No member of the Board or the Committee shall be personally liable for any action determination or interpretation made in good faith with respect to the Plan or the PRSUs granted hereunder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

13.Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Company for all purposes.

14.Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law. This Agreement, together with the Grant Notice and the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.

BY ACCEPTING THIS PRSU AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.